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                                                                       Exhibit 5


                           Wilmer, Cutler & Pickering
                               2445 M Street, N.W.
                           Washington, D.C. 20037-1420
                            Telephone: (202) 663-6000
                            Facsimile: (202) 663-6363


                                  June 28, 2001


IGEN International, Inc.
16020 Industrial Drive
Gaithersburg, MD  20872

       Re:  IGEN International, Inc. Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel to IGEN International, Inc., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the shares of Common Stock of the Company, par value $0.001 per share (the "Shares"), to be issued under the Company's 1994 Stock Option Plan (the "1994 Plan").

         For the purposes of this opinion, we have examined and relied upon the following documents:

         (1)      a copy of the 1994 Plan;

         (2) a copy of the Resolutions of the Board of Directors dated July 11, 1994 adopting the Plan; and

         (3) the Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and filed with the Commission on November 13, 1998 reporting shareholder approval of 1998 amendment to the 1994 Plan.

         You have advised us that the resolutions adopted in 1998 by the Board of Directors amending the 1994 Plan cannot be located. You have further advised us that any and all actions with respect to the amendments adopted in 1998 to the 1994 Plan were ratified by the Board of Directors at a meeting on June 6, 2001.

         In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied or reproduced copies. We have assumed the


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accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

         Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth in this letter, we are of the opinion that: (a) the Shares have been lawfully and duly authorized; and (b) such Shares will be validly issued, fully paid, and nonassessable upon payment of the purchase price, if any, established under the 1994 Plan.

         This opinion is limited to the laws of the United States and the general corporation law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations, and orders thereunder that are currently in effect.

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared for your use in connection with the filing of the Registration Statement on or about June 28, 2001, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                     Sincerely,

                                     WILMER, CUTLER & PICKERING

                                     By:  /s/ Meredith B. Cross
                                          ----------------------------
                                          Meredith B. Cross, a partner